Exhibit 10.2

AMENDED AND SUBSTITUTE NOTE

November 2, 2011
$30,000,000	Chicago, Illinois
Original Note dated June 29, 2007

The undersigned, ENERGY WEST, INCORPORATED, a Montana corporation (the “Company”), for value received, promises to pay to the order of BANK OF AMERICA, N.A. (the “Bank”) at the principal office of Bank of America, N.A., in its capacity as agent (in such capacity, the “Agent”) in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the Schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

The Company further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement dated as of June 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement) by and among the Company, certain financial institutions (including the Bank) and the Agent. Reference is hereby made to such Credit Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

This Note: (i) is given in substitution for, and not in repayment of, that certain Note issued June 29, 2007 in the original principal amount of $20,000,000 made by the Company payable to the order of the Bank (as successor by merger to LaSalle Bank National Association) (the “Original Note”) and (ii) shall not constitute a novation of the indebtedness, liabilities or obligations evidenced by the Original Note or any of the Obligations.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first written above.

ENERGY WEST, INCORPORATED, a Montana corporation

By:	/s/ Kevin Degenstein
Name:	Kevin Degenstein
Title:	President & COO

Amended and Substitute Note (Bank of America, N.A.)

Schedule attached to Amended and Substitute Note dated November 2, 2011_of Energy West, Incorporated, payable to the order of Bank of America, N.A.

Tranche	Date and Amount of Loan or of Conversion from another type of Loan	Date and Amount of Repayment or of Conversion into another type of Loan	Interest Period/Unpaid Maturity Date	Principal Balance	Notation Made by

1. BASE RATE LOANS

2. LIBOR LOANS